UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 4, 2017

Washington Prime Group Inc.

Washington Prime Group, L.P.

(Exact name of Registrant as specified in its Charter)

Indiana Indiana	001-36252 333-205859	46-4323686 46-4674640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On August 4, 2017, Washington Prime Group, L.P., an Indiana limited partnership (the “Operating Partnership”), completed its previously announced public offering of $750 million aggregate principal amount of 5.950% Notes due 2024 (the “Notes”) pursuant to an underwriting agreement dated August 1, 2017, by and among Washington Prime Group Inc., an Indiana corporation and the sole general partner of the Operating Partnership (the “Company”) and the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, Jefferies LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”). The terms of the Notes are governed by an Indenture, dated as of March 24, 2015 (the “Base Indenture”), between the Operating Partnership, as issuer, and U.S. Bank National Association, as trustee, as amended and supplemented by the Second Supplemental Indenture, dated as of August 4, 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture, collectively, the “Indenture”), between the Operating Partnership, as issuer, and U.S. Bank National Association, as trustee. For a description of the material terms of the Notes and the Indenture see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The Notes were issued pursuant to the Company’s and the Operating Partnership’s existing shelf registration statement on Form S-3, as amended (File Nos. 333-206500 and 333-206500-01), the prospectus dated July 31, 2017, and the related prospectus supplement dated August 1, 2017.

The description herein of the Notes and the Indenture are summary in nature and are qualified in their entirety by the full text of the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 26, 2015, the Second Supplemental Indenture, which is being filed as Exhibit 4.1 to this Current Report on Form 8-K, and the form of global note evidencing the Notes (included as Exhibit A to the Second Supplemental Indenture), the full text of each of which is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Operating Partnership issued and sold the Notes in the aggregate principal amount of $750 million.  The Notes mature on August 15, 2024 and bear interest at a rate of 5.950% per annum, payable semi-annually in arrears on February 15 and August 15, beginning on February 15, 2018.  The interest rate payable on the Notes will be increased by 0.50%, or 50 basis points, if, at any time, at least two of Moody’s, S&P and Fitch (each as defined in the Indenture) (or, in each case, a substitute rating agency therefor) downgrades the credit rating assigned to the Notes below “investment grade.”

The Notes will be the Operating Partnership’s unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Operating Partnership’s existing and future unsecured and unsubordinated indebtedness;  be effectively subordinated in right of payment to all of the Operating Partnership’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities, whether secured or unsecured, and preferred equity of the Operating Partnership’s subsidiaries.

The Notes will not be guaranteed by the Company or any of its subsidiaries.

Under the Indenture, the Operating Partnership has agreed, among other things, to certain restrictions on incurring Indebtedness (as defined in the Indenture) and using its assets as security in other transactions and other restrictions.

The Operating Partnership will not, and will not permit any Subsidiary (as defined in the Indenture) to, incur any Indebtedness if, after giving effect to such incurrence and the application of the proceeds of such Indebtedness, the aggregate principal amount of outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis:

•                  would be greater than 60% of Total Assets (as defined in the Indenture), or

•                  with respect to Indebtedness secured by an Encumbrance (as defined in the Indenture) on the Operating Partnership’s property or that of any Subsidiary, would be greater than 40% of Total Assets.

The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated EBITDA (as defined in the Indenture) to the Annual Service Charge (as defined in the Indenture) for the four consecutive fiscal quarters ended on the most recent reporting date would have been less than 1.50 to 1.00, on a pro forma basis, after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds of such Indebtedness, calculated subject to certain assumptions.

The Operating Partnership and its Subsidiaries will at all times own Total Unencumbered Assets (as defined in the Indenture) equal to at least 150% of the aggregate outstanding principal amount of the consolidated Unsecured Indebtedness (as defined in the Indenture) of the Operating Partnership and its Subsidiaries on a consolidated basis.

These covenants are subject to a number of important exceptions and qualifications as set forth in the Indenture.

The Notes will mature on August 15, 2024.  However, the Operating Partnership may, at its option, redeem the Notes, in whole at any time or in part from time to time (in amounts of $2,000 and whole multiples of $1,000 in excess thereof), in each case prior to June 15, 2024 (two months prior to the stated maturity date), for cash, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed, calculated as if the stated maturity date of the Notes were June 15, 2024 (two months prior to the stated maturity date), not including any portion of the payments of interest accrued to, but not including, such redemption date, discounted to such redemption date on a semiannual basis (assuming a 360-day year, consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 0.50%, or 50 basis points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes to be redeemed to, but not including, such redemption date.  In addition, at any time on or after June 15, 2024 (two months prior to the stated maturity date), the Operating Partnership may, at its option, redeem the Notes, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, on the principal amount of the Notes to be redeemed to, but not including, such redemption date.

The description set forth above is qualified in its entirety by the Base Indenture, the Second Supplemental Indenture and the form of global note evidencing the Notes, the full text of each of which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture
5.1	Opinion of Faegre Banker Daniels LLP
5.2	Opinion of Blank Rome LLP
8.1	Tax opinion of Blank Rome LLP
23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1 hereto)
23.2	Consent of Blank Rome LLP (included in Exhibit 5.2 and Exhibit 8.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Prime Group Inc.
(Registrant)

By:	/s/ Robert P. Demchak
Robert P. Demchak
Executive Vice President, General Counsel & Corporate Secretary

Washington Prime Group, L.P.
(Registrant)

By: Washington Prime Group Inc., its sole general partner

	By:	/s/ Robert P. Demchak
Robert P. Demchak
Executive Vice President, General Counsel & Corporate Secretary
Date: August 4, 2017